Exhibit 99.01

News

Media Contact:                     Terri Cohilas
404-506-5333 or 1-866-506-5333
media@southerncompany.com
www.southerncompany.com

Investor Relations Contact:
                Glen Kundert
404-506-5135
gakunder2@southernco.com

Jan. 27, 2010

Southern Company reports solid earnings
for a challenging 2009

ATLANTA – Despite the economic challenges of 2009, Southern Company today reported solid fourth quarter earnings of $250.9 million, or 31 cents a share, compared with earnings of $185.6 million, or 24 cents a share, in the fourth quarter of 2008.

Southern Company also reported full-year 2009 earnings of $1.65 billion, or $2.07 a share, compared with earnings for 2008 of $1.74 billion, or $2.26 a share.

Excluding certain items described below, Southern Company earned 31 cents a share for the fourth quarter of 2009, compared with 26 cents a share for the same period in 2008, and $2.32 a share for 2009, compared with $2.37 a share in 2008, a 2.1 percent decrease year over year.

Earnings for the year ended Dec. 31, 2009, included a charge of 25 cents a share related to a settlement agreement with MC Asset Recovery (MCAR) LLC to resolve a lawsuit arising out of the 2003 bankruptcy of Mirant Corp., a Southern Company subsidiary until its 2001 spin-off. Earnings for the fourth quarter and year ended Dec. 31, 2008, included charges of 2 cents a share and 11 cents a share, respectively, related to three leveraged leases from the 1990s when Southern Company pursued development of international energy projects.

The recession had a significant impact on overall electricity sales and usage in 2009, with industrial sales showing the largest decline – 11.8 percent year over year. In the third quarter, industrial activity in the Southeast stabilized and began showing signs of improvement.

Other negative earnings factors for 2009 included decreased revenues from market-response rates offered to commercial and industrial customers, and higher asset depreciation primarily associated with increased investments in environmental, transmission and distribution equipment. In addition, an increase in the number of shares outstanding and interest expense had a negative impact on earnings.

Positive earnings drivers in 2009 included lower non-fuel operations and maintenance expenses, increased monthly service charges, and revenues associated with the recovery of investments in environmental equipment.

“While the 2009 recession marked the greatest negative impact on energy demand in Southern Company’s history, we remain focused on delivering value to our customers and shareholders,” said CEO David M. Ratcliffe. “The Southeast is still an excellent place to live and do business, and we continue to aggressively pursue implementation of smarter, more efficient technologies across our business.”

Revenues for the full year were $15.74 billion, compared with $17.13 billion in 2008, an 8.1 percent decrease. Fourth quarter revenues were $3.51 billion, compared with $3.80 billion in the same period a year earlier, a decrease of 7.7 percent.

Kilowatt-hour sales to retail customers in Southern Company’s four-state service area decreased 4.8 percent in 2009, compared with 2008. Residential energy sales decreased 1.1 percent. Commercial energy sales decreased 1.7 percent. Industrial energy sales declined 11.8 percent.

Total energy sales to Southern Company’s customers in the Southeast, including wholesale sales, decreased 6.8 percent in 2009 compared with 2008.

Southern Company’s financial analyst call will be at 1 p.m. EST Jan. 27, at which time Ratcliffe and Chief Financial Officer Paul Bowers will discuss earnings and earnings guidance as well as a general business update. Investors, media and the public may listen to a live webcast of the call and view slides in conjunction with the call at www.southerncompany.com. A replay of the webcast only will be available at the site for 12 months.

Southern Company has also posted on its Web site detailed financial information on its fourth quarter and 2009 performance. These materials are available at www.southerncompany.com.

With 4.4 million customers and more than 42,000 megawatts of generating capacity, Atlanta-based Southern Company (NYSE: SO) is the premier energy company serving the Southeast. A leading U.S. producer of electricity, Southern Company owns electric utilities in four states and a growing competitive generation company, as well as fiber optics and wireless communications. Southern Company brands are known for excellent customer service, high reliability and retail electric prices that are below the national average. Southern Company is consistently listed among the top U.S. electric service providers in customer satisfaction by the American Customer Satisfaction Index (ACSI). Visit our Web site at www.southerncompany.com.

Cautionary Note Regarding Forward-Looking Statements:
Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning economic recovery. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory change, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry, implementation of the Energy Policy Act of 2005, environmental laws including regulation of water quality and emissions of sulfur, nitrogen, mercury, carbon, soot, coal combustion products, or particulate matter and other substances, and also changes in tax and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings, or inquiries, including the pending Environmental Protection Agency civil actions against certain Southern Company subsidiaries, Federal Energy Regulatory Commission matters, Internal Revenue Service audits, and Mirant matters; the effects, extent, and timing of the entry of additional competition in the markets in which Southern Company’s subsidiaries operate; variations in demand for electricity, including those relating to weather, the general economy and recovery from the recent recession, population and business growth (and declines), and the effects of energy conservation measures; available sources and costs of fuels; effects of inflation; ability to control costs and cost overruns during the development and construction of facilities; investment performance of Southern Company’s employee benefit plans and nuclear decommissioning trusts; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery mechanisms; regulatory approvals related to the potential Plant Vogtle expansion, including Georgia Public Service Commission and Nuclear Regulatory Commission approvals; the performance of projects undertaken by the non-utility businesses and the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries; the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due and to perform as required; the ability to obtain new short- and long-term contracts with wholesale customers; the direct or indirect effect on Southern Company’s business resulting from terrorist incidents and the threat of terrorist incidents; interest rate fluctuations and financial market conditions and the results of financing efforts, including Southern Company’s and its subsidiaries’ credit ratings; the ability of Southern Company and its subsidiaries to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, explosions, floods, hurricanes, droughts, pandemic health events such as an avian or other influenza, or other similar occurrences; the direct or indirect effects on Southern Company’s business resulting from incidents affecting the U.S. electric grid or operation of generating resources; and the effect of accounting pronouncements issued periodically by standard setting bodies. Southern Company and its subsidiaries expressly disclaim any obligation to update any forward-looking information.

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